UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2015

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 South 3rd Street, Minneapolis, Minnesota		55415
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction

A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Valspar Corporation, a Delaware corporation (“Valspar” or the “Corporation”), announced the addition of Mr. David R. Lumley to its Board of Directors. Mr. Lumley was elected to the Board of Directors and appointed to the Audit Committee of the Board of Directors on June 10, 2015.

Mr. Lumley, age 60, is the former Chief Executive Officer of Spectrum Brands Holdings, Inc., since June 2010. Spectrum Brands Holdings, Inc. is a global and diversified consumer products company with market-leading brands.

Mr. Lumley is entitled to receive an annual retainer, an annual stock award and a restricted stock award, as described in the Corporation’s definitive proxy statement dated February 18, 2015 under “Director Compensation”.

Item 7.01	Regulation FD Disclosure.

On June 12, 2015 The Valspar Corporation issued a press release. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
	99.1	Press Release dated June 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Date: June 12, 2015	By:	/s/Rolf Engh
Name: Rolf Engh Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 12, 2015